Exhibit. 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into this 5th day of October, 2007 (the “Effective Date”), between NILS LONBERG (the “Executive”) and MEDAREX, INC. (the “Company”) (collectively, the Executive and the Company shall be referred to as the “Parties”). In consideration of the mutual promises and agreements contained herein, the Parties agree as follows:

1.                                      PURPOSE. The Company desires to avail itself of the services of the Executive as its Senior Vice President and Scientific Director, and the Executive desires to provide such services in accordance with the terms of this Agreement. The Parties agree that the duties and obligations expected of the Executive and of the Company are as set forth in this Agreement.

2.                                      EFFECTIVE DATE AND TERM. This Agreement supersedes in its entirety that Employment Agreement dated January 5, 2004 between the Company and the Executive. This Agreement shall be effective, and its term (the “Term”) shall commence as of the Effective Date. The Term shall continue through and until December 31, 2008 (the “Initial Term”), unless terminated sooner as provided by this Agreement or extended by the Parties. The Term shall be automatically renewed for successive periods of one (1) year each (each, a “Renewal Term”), unless either Party gives to the other written notice of intent not to renew at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term.

3.                                      COMPENSATION.

A.                                    Base Salary. During the Term, the Company shall pay or cause to be paid to the Executive, in bi-weekly installments, a salary of $400,000 per annum or such greater amount (the “Base Salary”) as may from time to time be determined by the Compensation and Organization Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Base Salary shall be reviewed annually by the Committee and, if appropriate, may be increased. Notwithstanding the foregoing, no increase in Base Salary shall be paid to the Executive unless and until approved by the Committee

B.                                    Annual Bonus Compensation. The Executive may, at the Committee’s discretion, be awarded incentive compensation, currently in the form of a cash bonus for each fiscal year of the Company during the Executive’s employment, under the Company’s compensation plans based upon performance. As presently structured, if the targeted level of performance is satisfied, the bonus amount, as determined by the Committee from time to time in its sole discretion, will be equal to forty percent (40%) of the Executive’s Base Salary for the year in which the Executive satisfies the applicable bonus criteria. There is no guaranteed minimum level of bonus compensation, and the actual amount of bonus compensation, if any, will be determined by the Committee, in its sole discretion.

C.                                    Long-Term Incentive Compensation. The Executive will be eligible to participate in the Company’s annual awards to executives of long-term incentive compensation in the form and the terms as determined by the Compensation Committee. These awards are discretionary and are subject to review and adjustment based on the Executive’s and the Company’s performance and the Company’s compensation policies that are in place from time to time.

D.                                    Expense Reimbursement. The Company shall reimburse the Executive in accordance with the Company’s reimbursement policies in effect from time to time for all reasonable and customary business expenses incurred during the Executive’s employment, provided that the Executive must furnish to the Company reasonably adequate records and documentary evidence of such expenses.

E.                                      Benefits.

(1)                                 Standard Benefits. The Executive shall be eligible to participate in such standard employee benefit programs (including medical, dental, life and disability insurance) as the Company shall maintain from time to time for the benefit of employees and other senior executives. The Executive may receive such other and additional benefits as the Board may determine from time to time in its sole discretion.

(2)                                 Vacation. The Executive shall be entitled to four (4) weeks paid vacation per annum, and such additional paid vacation time as the Board may reasonably determine or is consistent with the Company’s vacation policy, as it exists from time to time. Payment upon termination of the Executive’s employment for unused vacation will be consistent with the Company’s vacation policy, as it exists from time to time.

(3)                                 Holidays. The Executive shall be entitled to all holidays generally provided to other employees of the Company.

(4)                                 Sick Leave/Disability. During any period in which the Executive is absent from work as a result of personal injury, sickness or other disability, the Board may, by majority vote, appoint an Acting Executive to serve for the duration of the Executive’s absence. The Company shall, while such period continues or for 180 days, whichever is a shorter period, pay the Executive his full Base Salary. The Executive will also be entitled to additional disability benefits at least equal to that which is generally provided to other executive employees after the Effective Date.

(5)                                 Directors’ and Officers’ Liability Insurance. During the Term, the Company shall acquire and pay for, or reimburse the Executive for, directors’ and officers’ liability insurance for the benefit of the Executive in an amount at least equal to that generally provided to other executive officers of the Company.

4.                                      DUTIES OF THE EXECUTIVE.

A.                                    Duties. During the Term, the Executive shall be Senior Vice President and Scientific Director of the Company, shall perform such duties as the Company may reasonably require and shall use his best efforts to carry into effect the directions of the Chief Executive Officer of the Company.

B.                                    Representation. During the Term, the Executive shall well and faithfully serve the Company and use his best efforts to promote the interests of the Company. The Executive shall at all times give the Company the full benefit of his knowledge, expertise, technical skill and ingenuity in the performance of his duties and exercise of his powers and authority as Senior Vice President and Scientific Director. In particular (but without limiting the generality thereof), the Executive shall give to the Chief Executive Officer such information regarding the affairs of the Company as he shall require and at all times conform to the reasonable instructions or directions of the Chief Executive Officer.

C.                                    Time Devoted by Executive. The Executive agrees to devote substantially all his time and attention during business hours and such additional time and attention as may reasonably be required to perform his duties hereunder, and shall not engage in or perform duties for any other person or entity which interferes with the performance of his duties hereunder. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, or (d) engage in activities permitted by the policies of the Company or as specifically permitted by the Company, so long as such activities do not significantly interfere with the full time performance of the Executive’s responsibilities in accordance with this Agreement or result in a conflict of interest with his duties hereunder which may be subject to review and approval by the Nominating and Corporate Governance Committee of the Company. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Term, the continued conduct of such activities (or the conduct of activities similar in nature and scope) during the Term shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

5.                                      RESTRICTIONS ON THE EXECUTIVE.

A.                                    Proprietary Information and Inventions Agreement. The Executive agrees to sign the Company’s standard proprietary information and inventions agreement for employees, a copy of which is attached hereto as Exhibit A.

B.                                    Non-Competition; Non-Solicitation. During the Term and for twelve (12) months thereafter, or, if employment is terminated by either party for any reason prior to the end of the Term, for twelve (12) months following such termination, without the consent of the Nominating and Corporate Governance Committee of the Board of Directors, the Executive may not:

(1)                                 directly or indirectly engage in, or have any interest in, any business (whether as employee, officer, director, agent, a five percent (5%) or greater security holder, creditor, consultant, or otherwise) that competes directly with the business of the Company (as such business may exist during the Term);

(2)                                 whether for himself or on behalf of any other person or company, directly or indirectly, solicit orders for the creation of antibodies in transgenic animals from any person or company, who at any time within the year prior to the end of the Term was a licensee, collaborator or customer of the Company;

(3)                                 directly or indirectly induce or solicit any other employee of the Company to terminate his or her employment with the Company for the purpose of joining another company in which the Executive has an interest (whether as an employee, officer, director, agent, a five percent (5%) or greater security holder, creditor, consultant, or otherwise); or

(4)                                 if a Change in Control of the Company occurs that was not recommended to the Company’s shareholders for approval by the Incumbent Board and the Executive’s employment is terminated without Cause or by the Executive for Good Reason, the restrictions on future activities described above in Section 5.B(1) – (3) will lapse immediately upon the Executive’s termination..

C.                                    Breach. The Executive acknowledges that there may be circumstances in which his breach of any covenant set forth in this Section 5 could cause harm to the Company, which harm may not be compensable by monetary damages alone and could potentially entitle the Company to injunctive relief. However, by acknowledging this possibility, the Employee is not agreeing to waive his right to require the Company to meet its evidentiary burdens as required by law in any cause of action brought by the Company seeking such injunctive relief.

6.                                      TERMINATION AND SEVERANCE BENEFITS IN CERTAIN EVENTS.

A.                                    General. The Executive may terminate his employment hereunder at any time, with or without Good Reason, as defined below, upon written notice to the Company. The Company may terminate the Executive’s employment hereunder at any time, with or without Cause, as defined below, upon written notice to the Executive.

B.                                    Non-Renewal. The provisions of this Section 6.B apply if the Term is not renewed pursuant to the provisions of Section 2.

(1)                                 Subject to Section 6.B(2), if the Company has given notice of non-renewal, the Company shall pay the Executive his then existing Base Salary in the form of periodic installments on the Company’s regular pay schedule, and continue Executive’s benefits enumerated in Section 3.E(1) (to the extent permitted by the Company’s insurance carriers and by the terms of the applicable plans) for one (1) year commencing with the day following the final day of the Term; provided, however, that this obligation shall be mitigated by earned income and benefits actually received by or for the account of the Executive from alternative employment during such one (1) year period. In addition, notwithstanding any provisions of the plan or stock option agreement pursuant to which any stock options were granted, the Executive shall be entitled to exercise any of Executive’s stock options vested as of the final day of the Term until eighteen (18) months from the final day of the Term or the expiration of the stated period of the option, whichever period is the shorter.

(2)                                 Payments in respect of Base Salary pursuant to Section 6.B(1) shall be subject to the distribution requirements of Section 409A(a)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment be delayed until six (6) months after the Executive’s separation from service if the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of such separation from service. The first payment that is made following any such delay shall include all amounts that would otherwise have been paid during the period of such delay, without adjustment on account of such delay.

(3)                                 If the Executive has given notice of non-renewal, all Company obligations to the Executive as to compensation and benefits shall cease at the conclusion of the Term.

(4)                                 At the conclusion of the Term, all Company obligations to the Executive as to compensation and benefits shall cease except for those provided above.

C.                                    Termination for Cause by the Company. This Agreement and the Term may be terminated for Cause by the Company pursuant to the provisions of this Section 6.C. As used herein, “Cause” shall mean any of the following events:

(1)                                 Any willful misconduct in the Executive’s performance of duties to the Company or any willful misconduct independent of the Company that, in the latter case, has a significant adverse impact upon the operations, business, affairs, reputation or valuation of the Company;

(2)                                 The Executive’s conviction of, or a plea of nolo contendere with respect to, a felony, or the Executive’s commission of any act of fraud against the Company or under federal or state securities laws;

(3)                                 Willful material noncompliance by the Executive with any material written policy of the Company;

(4)                                 Any material breach by the Executive of this Agreement that is not cured by the Executive within thirty (30) days following written notice from the Company;

(5)                                 Any regulatory or judicial order that results in a bar or loss of license to the Executive’s continued performance of all or a substantial portion of the Executive’s duties hereunder, or

(6)                                 Willful and continued failure by the Executive to substantially perform the Executive’s duties as Senior Vice President and Scientific Director (other than any failure resulting from disability or illness or from termination by the Executive for Good Reason).

For purposes of the foregoing, no action or inaction shall be deemed to be “willful” unless it is done or omitted to be done by the Executive directly and not by imputation. Failure to perform the Executive’s duties with the Company during any period of disability shall not constitute Cause. The Executive’s suspension with pay from his duties by the Board in good faith for a period not exceeding thirty (30) days, while an investigation is made as to the existence of Cause, shall not constitute Cause or give rise to Good Reason.

If a majority of the members of the Board (excluding the Executive if he is then a member of the Board) determines that Cause exists for termination of the Executive’s employment, written notice thereof shall be given to the Executive describing the state of affairs or facts deemed by the Board to constitute such Cause. The Executive shall have thirty (30) days after receipt of such notice to cure the reason constituting Cause, and if he does so, the Term shall not be terminated for the Cause specified in the notice. During such thirty (30) day period, the Term shall continue, and the Executive shall continue to receive his full Base Salary, expenses and benefits pursuant to this Agreement. If such Cause is not cured to the Board’s reasonable satisfaction within such thirty (30) day period, the Executive may then be immediately terminated by a majority vote of the Board, excluding the Executive if the Executive is then a member of the Board.

If the Term is terminated by the Company for Cause, the Executive’s entire right to salary and benefits hereunder (with the exception of salary and benefits accrued prior to termination) shall cease upon such termination, but the provisions of Section 5.B shall continue to apply for twelve (12) months following the conclusion of the Term.

D.                                    Termination without Cause by the Company or for Good Reason by the Executive.

(1)                                 The Company shall have the right to terminate the Term without Cause on forty-five (45) days’ written notice to the Executive.

(2)                                 The Executive shall have the right to terminate the Term for Good Reason. As used herein, “Good Reason” shall mean any of the following events that are not consented to by the Executive and not cured by the Company within forty-five (45) days following written notice:

(a)                                  A material diminution in the Executive’s position or function, provided, however, that a change in the Executive’s title or reporting relationships or the appointment of an Acting Executive pursuant to Section 3.E(4) shall not provide the basis for a termination with Good Reason;

(b)                                  A relocation of the Executive’s business office to a location more than fifty (50) miles from Milpitas, California, except for required travel by the Executive on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations as of the Effective Date;

(c)                                  A material breach by the Company of any provision of this Agreement or any other material agreement between the Executive and the Company concerning the terms and conditions of the Executive’s employment.

To be eligible for any benefits under this Agreement pursuant to a termination for Good Reason, the Executive shall be required to provide written notice to the Company of the existence of any of the foregoing events within forty-five (45) days following the initial occurrence of the event. Upon such notice, the Company shall have a period of forty-five (45) days to remedy such event and not be required to provide benefits to the Executive on account of such event. The Executive’s consent to any of the foregoing events that would otherwise constitute Good Reason shall be conclusively presumed if the Executive does not exercise his rights under the first sentence of this Section 6.D(2) within forty-five (45) days following the initial occurrence of the event.

(3)                                 Subject to Section 6.D(4), if the Term is terminated pursuant to Section 6.D(1) or 6.D(2), the Company shall pay the Executive his then existing Base Salary in the form of periodic installments and continue the benefits described in Section 3.E(1) (to the extent permitted by the Company’s insurance carriers and by the terms of the applicable plans) for two (2) years following the conclusion of the Term. All of the Executive’s outstanding stock options and other equity awards shall become fully and immediately vested to the extent not already so provided under the terms of such awards. In addition, notwithstanding any provisions of the plan or stock option agreement pursuant to which any outstanding stock options were granted, the Executive shall be entitled to exercise such stock options for eighteen (18) months following the conclusion of the Term or until the expiration of the stated period of the option, whichever period is the shorter.

(4)                                 Payments pursuant to Section 6.D(3) shall be subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment be delayed until six (6) months after the Executive’s separation from service if the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of such separation from service. The first payment that is made following any such delay shall include all amounts that would otherwise have been paid during the period of such delay, without adjustment on account of such delay.

E.                                      Resignation by the Executive.

(1)                                 The Executive shall have the right to terminate the Term, by way of resignation, upon ninety (90) days’ written notice to the Company. A termination by the Executive for Good Reason pursuant to Section 6.D(2) shall not be considered a resignation pursuant to this Section 6.E(1).

(2)                                 If the Term is terminated pursuant to Section 6.E(1), the Executive’s entire right to salary and benefits hereunder shall cease at the effective date of the termination of the Term, but the provisions of Section 5.B shall continue to apply for twelve (12) months following the conclusion of the Term.

F.                                      Termination Upon Change in Control.

(1)                                 For the purposes of this Agreement, a “Change in Control” shall mean any of the following events:

(a)                                  An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) other than in a Non-Control Acquisition (as defined below) by any Person (as the term “Person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”)) which results in such Person first attaining “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty-one percent (51%) or more of the combined voting power of the Company’s then outstanding Voting Securities. For purposes of the foregoing, a “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), or (ii) the Company or any Subsidiary.

(b)                                  The individuals who, as of the date of this Agreement, were members of the Board (the “Incumbent Board”) cease for any reason to constitute at least 66 2/3% of the Board; provided, however, that if the election, or a nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least 66 2/3% of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of the proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)                                  The consummation of a transaction approved by the Company’s shareholders and involving:  (1) a merger, consolidation or reorganization in which the Company is a constituent corporation, unless (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 66 2/3% of the members of the board of directors of the Surviving Corporation, and (iii) no Person other than (w) the Company, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty-one percent (51%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty-one percent (51%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (i) and (ii) shall herein be referred to as a “Non-Control Transaction”); (2) a complete liquidation or dissolution of the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(d)                                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of Beneficial Ownership held by any Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding Voting Securities as a result of a repurchase or other acquisition of Voting Securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur

(but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall occur.

(2)                                 If the Executive’s employment with the Company or its successor is terminated by the Company or its successor other than for Cause or by the Executive for Good Reason pursuant to the procedures set forth in Section 6.D(2), in either case, within one (1) month prior to or twenty-four (24) months following a Change in Control, the Company or its successor shall provide the Executive with the following benefits in lieu of those pursuant to Section 6.D(3):

(a)                                  Amount:  Subject to Section 6.F(2)(d), in addition to all compensation for services rendered by the Executive to the Company up to the date of termination, the Company or its successor shall pay to the Executive in a lump sum an amount equal to the sum of (i) twenty-four (24) times the Executive’s monthly Base Salary then in effect, plus (ii) two (2) times the greater of (x) the Executive’s targeted level of bonus for the year during which the Executive’s termination occurs, but in no case less than the target bonus set forth in Section 3.B, or (y) the bonus actually paid to the Executive pursuant to Section 3.B in the year immediately preceding the year in which the Executive’s termination occurs, plus (iii) an amount equal to the greater of (x) the Executive’s targeted level of bonus for the year during which the Executive’s termination occurs, but in no case less than the target bonus set forth in Section 3.B, or (y) the bonus actually paid to the Executive pursuant to Section 3.B in the year immediately preceding the year in which the Executive’s termination occurs; provided, however, that the amount described in clause (iii) shall be prorated based upon a fraction, the numerator of which is the number of days the Executive is employed during the year in which termination occurs and the denominator of which is three hundred sixty-five (365).

(b)                                  Benefits:  In addition to the payment described above, the Company or its successor shall continue to provide to the Executive the benefits described in Section 3.E(1) (to the extent permitted by the Company’s insurance carriers and the terms of the applicable plans) for a period of twenty-four (24) months after termination.

(c)                                  Acceleration of Equity Awards:  All of the Executive’s outstanding options and other equity awards shall become fully and immediately vested to the extent not already so provided under the terms of such awards. In addition, notwithstanding any provisions of the plan or stock option agreement pursuant to which any outstanding stock options were granted, the Executive shall be entitled to exercise such options for three (3) years from the date of termination of employment or until the expiration of the stated period of the option, whichever period is the shorter.

(d)                                  Section 409A:  Payments pursuant to Section 6.F(2)(a) shall be subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment be delayed until six (6) months after the Executive’s separation from service if the Executive is a

“specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of such separation from service. The first payment that is made following any such delay shall include all amounts that would otherwise have been paid during the period of such delay, without adjustment on account of such delay.

(e)                                  Gross-Up Payment: If any payment, acceleration of stock options, restricted shares or other equity award or other benefit made or provided to the Executive (collectively, the “Payment”) is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), the Executive will be entitled to receive, not later than the end of the Executive’s taxable year following the taxable year in which the Excise Tax is paid, an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. Notwithstanding the foregoing provisions of this Section 6.F(2)(e), if it shall be determined that the Executive is entitled to a Gross-Up Payment but the Payment does not exceed 110% of the greatest amount that could be paid to the Executive without giving rise to any Excise Tax (the “Safe Harbor Amount”), then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Payment, in the aggregate, is reduced to the Safe Harbor Amount. Any such reduction shall be applied first to the payments that the Executive designates for that purpose. Any determination required under this Section 6.F(2)(e) shall be made conclusively by a national independent public accounting firm reasonably acceptable to the Executive as may be designated by the Company.

G.                                    Termination for Disability.

(1)                                 Should the Executive be absent from work as a result of personal injury, sickness or other disability for any continuous period of time exceeding one hundred eighty (180) days, the Term may be terminated by the Company, upon written notice given to the Executive, because of the Executive’s disability.

(2)                                 If the Term is terminated pursuant to Section 6.G(1), then, following such termination, the Executive shall continue to be entitled to the benefits described in Section 3.E(1) (to the extent permitted by the Company’s insurance carriers and the terms of the applicable plans) for one hundred eighty (180) days after the conclusion of the Term. In addition, notwithstanding any provisions of the plan or stock option agreement pursuant to which any stock options were granted, the Executive shall be entitled to exercise any of Executive’s stock options that are vested as of the final day of the Term until eighteen (18) months from the final day of the Term or until the expiration of the stated period of the option, whichever period is the shorter.

H.                                    Termination Upon Death. If not earlier terminated, the Term shall terminate upon the death of the Executive, and the Company or its successor shall have no further obligation to the Executive or his estate except to pay the Executive’s estate any Base

Salary accrued but remaining unpaid prior to his death, any expenses accrued but remaining unreimbursed prior to his death, and any benefits accrued but remaining unpaid prior to his death. In addition, the Company or its successor shall continue, for the benefit of Executive’s dependents, the benefits described in Section 3.E(1) (to the extent permitted by the Company’s insurance carriers and the terms of the applicable plans) for two (2) years commencing with the day following Executive’s death. In addition, notwithstanding any provisions of the plan or stock option agreement pursuant to which any stock options were granted, any of Executive’s stock options that are vested as of the final day of the Term shall remain exercisable until eighteen (18) months from the final day of the Term or until the expiration of the stated period of the option, whichever period is the shorter.

I.                                         COBRA. If the Company continues health benefits for Executive and his dependents pursuant to Sections 6.B(1), 6.D(3), 6.F(2)(b), 6.G(2) or 6.H, the Executive and his dependents, as applicable, shall be required to elect to receive such continued coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and any analogous state law, and the Company’s provision of such continued coverage for all purposes shall be considered continuation coverage under COBRA and any analogous state law. If the Executive is required to make an election pursuant to the preceding sentence, the Company will reimburse the Executive for his COBRA and any analogous state law premiums incurred during the periods set forth in the sections of this Agreement enumerated in the preceding sentence, as applicable, unless and until Executive becomes a full-time employee of another entity.

7.                                      MISCELLANEOUS.

A.                                    Notice. Any notice to be given hereunder shall either be delivered personally and/or sent by first class certified mail and regular mail. The address for service on the Company shall be its registered office, and the address for service on the Executive shall be his last known place of residence. A notice shall be deemed to have been served as follows:

(1)                                 if personally delivered, at the time of delivery; and/or

(2)                                 if posted, at the expiration of 48 hours (10 days if international) after the envelope containing the same was delivered into the custody of the postal authorities.

B.                                    Disability. The Company acknowledges its obligations under state and federal law to provide reasonable accommodations to the Executive in the event of a disability, and nothing in this Agreement is intended to relieve the Company of that responsibility.

C.                                    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns, provided that neither Party shall assign any of its rights or privileges hereunder without the prior written consent of the other Party except that the Company may assign its rights hereunder to a successor in ownership of all or substantially all the assets of the Company.

D.                                    Severability. Should any part or provision of this Agreement be held unenforceable by a court of competent jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding, unless such enforceability substantially impairs the benefit of the remaining portions of the Agreement.

E.                                      Waiver. No failure or delay on the part of either Party in the exercise of any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right of privilege.

F.                                      Captions. The captions used in this Agreement are for convenience only and are not to be used in interpreting the obligations of the Parties under this Agreement.

G.                                    Choice of Law. The validity, construction and performance of this Agreement and the transactions to which it relates shall be governed by the laws of the State of New Jersey, without regard to choice of laws provisions, and the Company and the Executive irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts located within New Jersey, and courts with appellate jurisdiction therefrom, in connection with any matter based upon or arising out of this Agreement.

H.                                    Entire Agreement. This Agreement embodies the entire understanding of the Parties as it relates to the subject matter contained herein and as such, supersedes any prior agreement or understanding between the Parties relating to the terms of employment of the Executive. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless in writing executed by the Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

MEDAREX, INC.

By:	/s/ Howard H. Pien

Name:	Howard H. Pien

Title:	President and Chief Executive Officer

/s/ Nils Lonberg
Nils Lonberg
Senior Vice President and Scientific Director

Dated:	October 5, 2007

EXHIBIT A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

INVENTION AND CONFIDENTIAL INFORMATION AGREEMENT

Agreement, dated,                 between                   residing at                                              (hereinafter called the “Employee”) and MEDAREX, INC., a New Jersey Corporation.

Medarex, Inc., its affiliates subsidiaries and assigns (“Medarex”) is engaged in the United States in the research, development and commercial production of monoclonal antibodies and other biomedical products (“Products”).

Medarex owns or controls various formulae, inventions, patents, secret processes, production methods, plans, specification, worksheets, sketches, molds, blue prints, manufacturing cost estimates, fixed capital cost estimates, operating manuals, customer lists, computer programs or other information of any nature whatsoever which relate to its business and/or products, which constitute very valuable assets, and Medarex may become engaged in, or desire or investigate, the manufacture and sale of additional Products or may acquire such information from third parties, all of which will be deemed “Confidential Information”.

The Employee desires to enter or continue in the employment of Medarex in a position in which the Employee may be exposed to Medarex’s Confidential Information.

Now, THEREFORE, in consideration of the employment or of the continuance of the employment of the Employee by Medarex and of the compensation to be paid to the Employee by Medarex, Medarex and the Employee agree as follows:

1.	The Employee will serve Medarex during the term or terms of his or her employment faithfully and to the best of his or her ability.

2.

The Employee will not disclose to any person at any time or use in any way, except as directed by Medarex, either during or after the employment of the Employee by Medarex, any Confidential Information learned by the Employee at any time during, or as a direct or indirect result of, the employment of the Employee by Medarex.

3.

The term “Invention” means any invention, discovery, improvement, apparatus, implement, process, compound, composition or formula, whether or not patentable, conceived or reduced to practice, in whole or in part, by the Employee (alone, or jointly with others) during any term of his or her employment by Medarex and twelve (12) months thereafter which directly or indirectly, relates to the Products and/or any Confidential Information. The Employee will keep, in behalf of Medarex complete, accurate, and authentic accounts, notes, data, and records (“Records”) of each and every Invention, which Records will, at all times, be the property of Medarex. The Employee will comply with the directions of Medarex with respect to the manner and form of keeping or surrendering Records and will surrender to Medarex all Records at the end of the Employee’s term of employment by Medarex.

4.

Each Invention will be the sole and exclusive property of Medarex. The Employee will, at the request of Medarex, make application in due form for United States letters patent and foreign letters patent (“Patent”) on any Invention and execute any necessary documents in connection with the Patents. The Employee will assign and transfer to Medarex all right, title and interest of the Employee in any Patents or Patent applications. The Employee agrees to cooperate with any actions necessary to continue, renew or retain the Patents. Medarex will bear the entire expense of applying for and obtaining the Patents.

5.

For one year after the termination of the term of the Employee’s employment by Medarex, the Employee will not file any applications for Patents on any Invention other than those filed at the request of and on behalf of Medarex.

6.

Medarex has required from the Employee, as a condition of his or her employment, representations to the effect that to the best of his or her knowledge: (a) There was not at the commencement of his or her employment nor any time thereafter to the date of this Agreement any agreement or obligation outstanding with or to any of his or her former employers or other party, which would restrict, limit or in any way prohibit all or any portion of his or her work or employment, nor any time thereafter to the date of this Agreement, in his or her possession any Confidential Information used by any of his former employers or any other party (except as may have been revealed in generally available publications or otherwise made publicly available).

7.

In addition to the foregoing, Medarex has made it positively clear that, in the process of Employee’s employment with Medarex, or thereafter, under no condition is he or she to use or disclose to Medarex, or incorporate or use in any of his or her work for Medarex, any Confidential Information imparted to the Employee or with which he or she may have come into contact while in the employ of his or her former employer.

8.

The Employee hereby accepts the foregoing conditions of employment as long as he or she is retained by Medarex as an employee and thereafter as provided for in Paragraphs 2, 4, and 5 of this Agreement.

9.

This Agreement will remain in effect notwithstanding any change or changes in the terms of the Employee’s employment unless specifically amended in writing; and this Agreement will be binding upon the heirs, executors, administrators, and assigns of the Employee and will inure to the benefit of the successors and assigns of Medarex.

10.	This Agreement will be governed by and construed in accordance with the laws of New Jersey.

11.

If any term or Provision of this Agreement is declared invalid or unenforceable, it will not affect the validity of the remainder of the Agreement which will be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of                             .

Employee

Witness:

MEDAREX, INC.

By:

(Authorized Representative)